                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY
                                                                  --------------

================================================================================

"[*]" = confidential portions of this document that have been omitted and have been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 406 of the Securities Act of 1933.

                    AMENDED AND RESTATED PROMOTION AGREEMENT

                                     Between

                              IMMUNEX CORPORATION,

                       AMERICAN HOME PRODUCTS CORPORATION

                                       and

                                   AMGEN INC.


                   for the Promotion of ENBREL(TM)(TNFR:Fc) in

                                  North America

                          Dated as of December 16, 2001

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1.  DEFINITIONS........................................................2

ARTICLE 2.  COORDINATORS.......................................................9

ARTICLE 3.  ENBREL MANAGEMENT COMMITTEE.......................................10

ARTICLE 4.  PROMOTION RESPONSIBILITIES........................................11

ARTICLE 5.  ADDITIONAL IMMUNEX RESPONSIBILITIES...............................15

ARTICLE 6.  COMMERCIAL EXPENSES...............................................17

ARTICLE 7.  ENBREL PROMOTIONAL MATERIALS......................................18

ARTICLE 8.  COMPENSATION......................................................20

ARTICLE 9.  DETAILING REPORTS; ACTIVITY AUDITS; DETERMINATION OF
              DETAILS PERFORMED...............................................22

ARTICLE 10. NEW INDICATION EXPENSES...........................................24

ARTICLE 11. PATENTS...........................................................24

ARTICLE 12. COMPETITIVE PRODUCTS..............................................26

ARTICLE 13. ACCOUNTING AND RECORDS............................................27

ARTICLE 14. CURRENCY..........................................................29

ARTICLE 15. TRADEMARKS........................................................29

ARTICLE 16. CONFIDENTIAL INFORMATION..........................................30

ARTICLE 17. REPRESENTATIONS AND WARRANTIES....................................31

ARTICLE 18. INDEMNITIES.......................................................31

ARTICLE 19. PROMOTION TERM; TERMINATION OF AGREEMENT..........................33

ARTICLE 20. PUBLICATIONS; USE OF NAMES........................................35

ARTICLE 21. MISCELLANEOUS PROVISIONS..........................................36

SCHEDULE A    TRADEMARKS
EXHIBIT 1     PROCEDURES RE: TREATMENT OF CONFIDENTIAL INFORMATION

                              AMENDED AND RESTATED

                               PROMOTION AGREEMENT

     THIS AMENDED AND RESTATED PROMOTION AGREEMENT (the "Agreement"), dated the
                                                         ---------
16th day of December, 2001, by and between IMMUNEX CORPORATION, a Washington corporation, having its principal place of business at 51 University Street, Seattle, Washington 98101, together with its Affiliates (as defined herein) ("Immunex"), AMERICAN HOME PRODUCTS CORPORATION ("AHPC"), a Delaware
  -------                                         ----
corporation, acting through its WYETH-AYERST LABORATORIES DIVISION, having a place of business at 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087 ("Wyeth-Ayerst") and AMGEN INC., a Delaware corporation having its principal
  ------------
place of business at One Amgen Center Drive, Thousand Oaks, California 91320 ("Amgen").
  -----
                                   WITNESSETH:

     WHEREAS, Immunex and Wyeth-Ayerst intend to market and sell in the Territory (as defined herein) a biological drug for rheumatoid arthritis under the trademark ENBREL(TM) (TNFR:Fc);

     WHEREAS, Immunex and Wyeth-Ayerst have entered into a PROMOTION AGREEMENT dated September 25, 1997;

     WHEREAS, Amgen, AMS Acquisition Inc., a Washington corporation and wholly owned subsidiary of Amgen ("Merger Sub"), and Immunex have entered into that
                            ----------
certain Agreement and Plan of Merger of even date herewith (the "Merger
                                                                 ------
Agreement") pursuant to which Merger Sub will merge with and into Immunex with
---------
Immunex surviving as a wholly owned subsidiary of Amgen (the "Merger");
                                                              ------

     WHEREAS, Amgen, Immunex, AHPC and Wyeth-Ayerst desire to amend and restate the PROMOTION AGREEMENT and enter into an arrangement at and after the effective time of the Merger whereby the Parties (as defined herein) would jointly engage in tactical marketing and selling activities (as described more fully herein) to promote sales of Enbrel in the Territory under the terms and conditions set forth below;

     WHEREAS, the execution of this Agreement by AHPC on the date hereof was a material inducement relied upon by Amgen in entering into the Merger Agreement; and

     WHEREAS, Amgen shall cause Immunex to execute this Agreement as of the effective time of the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                                    ARTICLE 1.
                                  DEFINITIONS
                                  -----------

     The following terms shall, for the purposes of this Agreement, have the meanings designated to them under this Article 1 unless otherwise specifically indicated.

     1.1  "Acquired Competitive Product" shall mean any Competitive Product (as
           ----------------------------
defined herein) which was acquired in any way by Wyeth-Ayerst or its Affiliates through the acquisition of all or substantially all of the stock or assets of a company; provided, however, that any such product shall not be deemed to be a Competitive Product for a period of [*] following the closing date of such acquisition.

     1.2  "Affiliate" shall mean any corporation or business entity of which a
           ---------
Party owns directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which a Party directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a Party, or directly or indirectly controls a Party. For purposes of this Agreement, each Party and the other Affiliates it controls shall not be deemed to be Affiliates of the other Party.

     1.3  "Annual Shortfall Details" shall mean the greater of the number of
           ------------------------
Details (as defined herein) by which Wyeth-Ayerst has fallen short of [*] of the applicable (a) Annual Target Number of Details (as defined herein) or (b) Annual Target Number of Primary Details (as defined herein) in any Calendar Year (as defined herein).

     1.4  "Annual Target Number of Details" shall mean the sum of the Quarterly
           -------------------------------
Target Number of Details (as defined herein) for a particular Calendar Year as established from time to time by the EMC (as defined herein) in the Marketing Plan (as defined herein) for each country in the Territory.

     1.5  "Annual Target Number of Primary Details" shall mean the sum of the
           ---------------------------------------
Quarterly Target Number of Primary Details (as defined herein) for a particular Calendar Year as established from time to time by the EMC in the Marketing Plan for each country in the Territory.

     1.6  "BLA" shall mean a biologics license application, or any successor
           ---
filing thereto.

     1.7  "Business Day" shall mean any day which is not a Saturday, Sunday, or
           ------------
a day on which banks in the State of New York are authorized to close.

     1.8  "CF&D Act" shall mean the Canada Food and Drug Act, as amended, and
           --------
regulations promulgated thereunder from time to time, including, but not limited to, guidelines and guidances issued by the HPB (as defined herein).

     1.9  "Calendar Quarter" shall mean each three (3)-month period commencing
           ----------------
the first day of January, April, July and October of each Calendar Year.

     [*] Confidential Treatment Requested.

     1.10  "Calendar Year" shall mean each twelve (12)-month period commencing
            -------------
January 1 of each year after the Effective Date (as defined herein) through the end of the Promotion Term (as defined herein).

     1.11  "Canadian Contract Year" shall mean the period of twelve (12)
            ----------------------
successive calendar months commencing on the first date of the Launch Month (as defined herein) in Canada, and each successive period of twelve (12) calendar months thereafter until the expiration of the Promotion Term.

     1.12  "Commercial Expenses" shall mean Marketing Expenses (as defined
            -------------------
herein) and Sales Force Costs (as defined herein) in any country in the Territory.

     1.13  "Competitive Product" shall mean, subject to Section 1.1 hereof, any
            -------------------
[*].

     1.14  "Contract Quarter" shall mean a period of three (3) successive
            ----------------
calendar months during the Promotion Term. The first Contract Quarter shall commence upon the first day of the first U.S. Contract Year (as defined herein) or the first day of the first Canadian Contract Year, as applicable.

     1.15  "Cost of Goods" shall mean, with respect to Enbrel, the total cost of
            -------------
finished goods including, but not limited to, bulk material, fill and finish, quality control, labeling, packaging and shipping to a Party or its agent, and storage.

     1.16  "Detail" and "Detailing" shall mean, with respect to Enbrel, an
            ------       ---------
interactive face-to-face visit by a Party's sales representative with a physician within the Physician Audience (as defined herein) at his or her office, at hospitals or at other locations (excluding exhibits, displays and other forms of communication not involving face-to-face contact by such sales representative), during which the FDA, or HPB (as applicable) approved indicated uses, safety, effectiveness, contraindications, side effects, warnings and/or other relevant characteristics of Enbrel are described in a fair and balanced manner consistent with the FD&C Act (as defined herein) or the CF&D Act, as applicable, including, but not limited to, the regulations at 21 CFR Part 202 and using, as necessary or desirable, the Enbrel Labeling (as defined herein) or the Enbrel Promotional Materials (as defined herein), in an effort to increase physician prescribing preferences of Enbrel for its FDA or HPB (as applicable) approved indicated uses. Primary Details (as defined herein) and Secondary Details (as defined herein) shall qualify as Details, while reminder details, mentions and incidental contacts shall not qualify as Details under this Agreement.

     1.17  "Effective Date" shall mean September 25, 1997.
            --------------

     1.18  "Enbrel" shall mean any prescription drug product in any dosage form
            ------
approved by the FDA or HPB which contains TNFR:Fc as an active ingredient and which is sold by Immunex or its agents under the trademark ENBREL or any other trademark(s). Enbrel shall include any improvements thereto, including, but not limited to, [*]. Enbrel shall include all

     [*] Confidential Treatment Requested.

indications but not any oncology indications, except as provided in Section 5.2 hereof.

     1.19  "Enbrel Brand Team" shall mean the team(s) assembled by the Parties
            -----------------
which shall implement the Marketing Plan and be responsible for sales activities for Enbrel in each country of the Territory, as applicable.

     1.20  "Enbrel Gross Profits" shall mean Net Sales of Enbrel less the sum of
            --------------------
Cost of Goods and Royalties (as defined herein).

     1.21  "Enbrel Gross Profits Annual Allocation Schedule" shall mean the
            -----------------------------------------------
schedule set forth in Table 1 in Section 8.1(a) hereof.


     1.22  "Enbrel Labeling" shall mean (a) the FDA or HPB (as applicable)
            ---------------
approved full prescribing information for Enbrel, including any required patient information and (b) all labels and other written, printed, or graphic matter upon any container, wrapper, or any package insert or outsert utilized with or for Enbrel.

     1.23  "Enbrel Management Committee" or "EMC" shall mean the committee
            ---------------------------      ---
established pursuant to Section 3.1 hereof.

     1.24  "Enbrel Promotional Materials" shall mean all sales representative
            ----------------------------
training materials and all written, printed, graphic, electronic, audio or video matter, including, but not limited to, journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, Internet postings, broadcast advertisements, and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by a Party in connection with any Promotion (as defined herein) or Detailing of Enbrel, except Enbrel Labeling.

     1.25  "FD&C Act" shall mean the Federal Food, Drug and Cosmetic Act, as
            --------
amended, and regulations promulgated thereunder from time to time, including, but not limited to, guidelines and guidances issued by the FDA.

     1.26  "FDA" shall mean the United States Food and Drug Administration, or
            ---
any successor entity thereto.

     1.27  "Granted Patent(s)" shall mean any claims of an issued and unexpired
            -----------------
patent in the Territory that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, or that remains unappealable or unappealed within the time allowed for appeal, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

     1.28  "HPB" shall mean the Health Protection Branch of Health and Welfare
            ---
Canada, or any successor entity thereto.

     1.29  "IND" shall mean an investigational new drug application and/or its
            ---
Canadian counterpart, as the context requires.

     1.30  "Immunex Patent(s)" shall mean all Immunex Granted Patents and any
            -----------------
Third Party (as defined herein) patents that Immunex has a right to enforce, that claim Enbrel, or the manufacture, importation or use of Enbrel, and any reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, and any extension of the term of the patent or supplementary protective certificate or other means by which greater effective patent protection is extended that exist as of the Effective Date or are issued or filed at any time thereafter through the end of the Promotion Term.

     1.31  "Launch Month" shall mean on a country-by-country basis in the
            ------------
Territory, the month in which a Market Launch (as defined herein) occurs.

     1.32  "Market Launch" shall mean on a country-by-country basis in the
            -------------
Territory, the first commercial sale of Enbrel in that country following final regulatory approval. The date of the Market Launch in the United States is __________. The date of the Market Launch in Canada is __________.

     1.33  "Marketing Clinical Studies" shall mean those clinical studies
            --------------------------
directed by the EMC or requested from time to time by the Enbrel Brand Team and approved by the EMC, including, but not limited to, pharmacoeconomic studies, pharmacoepidemiology studies and investigator sponsored clinical studies and, to the extent directed by the EMC or requested or modified from time to time by the Enbrel Brand Team and so approved by the EMC, safety surveillance studies (e.g., if so requested or modified and approved, post-Market Launch expenses related to
   ).

     1.34  "Marketing Expenses" shall mean any and all commercial expenses
            ------------------
relating to Enbrel on a country-by-country basis in the Territory other than Sales Force Costs, including, but not limited to, expenses related to the following: marketing, advertising and Promotion; Enbrel Promotional Materials; Enbrel Brand Team; national launch meeting(s); marketing activities directed to national accounts and managed care organizations; education programs; trade shows; market research; sales promotional lists; patient compliance improvements programs; patient registries (if such registries are of a passive, non-interventional nature); Marketing Clinical Studies; federal, state and private reimbursement and formulary approvals; and all infrastructure services (e.g., marketing management and administration, distribution services, customer
 ----
service, accounts receivable, collection, professional services, and regulatory services (other than for obtaining new indications for Enbrel or related to Phase IV Studies (as defined herein)) including, but not limited to, adverse event reporting, promotion review, and regulatory submission of Enbrel Promotional Materials). Notwithstanding the foregoing, expenses incurred by Immunex or its Affiliates relating to the marketing or promotion of Enbrel in a country for one or more oncology indications shall not be included within Marketing Expenses unless and until oncology indications are included under this Agreement for Enbrel in such country pursuant to Section 5.2 below.

     1.35  "Marketing Plan" shall mean the marketing and Promotional plans and
            --------------
budgets for Enbrel as established by the EMC from time to time for each country in the Territory, and as set forth in Section 3.2 hereof.

     [*] Confidential Treatment Requested.

     1.36  "MOUs" shall mean (i) that certain Memorandum of Understanding
            ----
between Immunex Drug Safety Surveillance and Wyeth-Ayerst for the Identification, Collection, Evaluation and Regulatory Reporting of Adverse Events and Product Quality and For the Provision of Medical Information for Enbrel(R) (etanercept), entered into by Immunex and Wyeth-Ayerst on December 13, 2000 and (ii) that certain Memorandum of Understanding between Immunex Drug Safety Surveillance, Wyeth-Ayerst Canada Inc. and Wyeth-Ayerst Global Safety Surveillance and Epidemiology for the Identification, Collection, Evaluation and the U.S. and Canadian Regulatory Reporting of Adverse Events and Product Quality and For the Provision of Medical Information for Enbrel(R) (etanercept) Occurring in Canada, entered into by Immunex, Wyeth-Ayerst and Wyeth-Ayerst Canada Inc. on February 21, 2001.

     1.37  "NDS" shall mean a new drug submission with the HPB, or any successor
            ---
filing thereto.

     1.38  "Net Sales" shall mean the gross invoice price of a product sold in
            ---------
the Territory by a Party, its Affiliates, sublicensees, distributors or other designees to a Third Party after deducting, if not already deducted in the amount invoiced or not otherwise accounted for in Cost of Goods or Marketing Expenses hereunder:

           (a) the standard inventory cost (actual acquisition cost) of devices used for dispensing or administering such product and that accompany such product as they are sold;

           (b) the normal or customary trade, cash, and/or quantity discounts;

           (c) returns, allowances, free goods, rebates and chargebacks;

           (d) retroactive price reductions applicable to sales of such product;

           (e) fees paid to distributors, selling agents (excluding any sales representatives of a Party or any of its Affiliates), group purchasing organizations and managed care entities;

           (f) sales taxes, excise taxes, tariffs and duties; and

           (g) two percent (2%) of the amount invoiced to cover bad debt, freight or other transportation charges, insurance charges, additional special packaging, and other governmental charges.

     1.39  "New Indication" shall mean any new indication for Enbrel other than
            --------------
rheumatoid arthritis indications and oncology indications, provided, however, that New Indications shall include oncology indications if oncology indications are subsequently added to this Agreement pursuant to Section 5.2 hereof.

     1.40  "New Indication Expenses" shall mean any and all costs and expenses
            -----------------------
incurred by or on behalf of Immunex with respect to conducting clinical studies under an Immunex IND, and other activities related to obtaining regulatory approval for a New Indication in any country in the Territory.

     1.41  "PCPs" shall mean primary care physicians, general practitioners,
            ----
family practice physicians, internal medicine physicians and doctors of osteopathy within the Physician Audience in the Territory.

     1.42  "PHS Act" shall mean the public Health Service Act, Biological
            -------
Products, as amended, and regulations promulgated thereunder from time to time.

     1.43  "Party" or "Parties" shall mean Immunex and/or Wyeth-Ayerst, as the
            -----      -------
context requires.

     1.44  "Phase IV Studies" shall mean those studies, including safety
            ----------------
surveillance studies, conducted under an Immunex IND which are agreed upon by Immunex and either the FDA or HPB, as applicable, as a condition of approval or maintenance of approval of an Immunex BLA or NDS for Enbrel, as the case may be, other than (a) Marketing Clinical Studies, (b) patient registries included within the definition of Marketing Expenses, and (c) those studies for a New Indication the cost of which are New Indication Expenses.

     1.45  "Physician Audience" shall mean RHUs (as defined herein), and PCPs,
            ------------------
and such other physician categories or specialties, if any, as may be designated from time to time by the EMC in the Territory.

     1.46  "Post-Detailing Contract Quarter" shall mean a period of three (3)
            -------------------------------
successive calendar months commencing upon the expiration or termination of the Promotion Term.

     1.47  "Post-Detailing Contract Year" shall mean a period of twelve (12)
            ----------------------------
successive calendar months commencing upon the expiration or termination of the Promotion Term.

     1.48  "Primary Detail" shall mean a Detail in which the predominant portion
            --------------
of time or emphasis is devoted to the Detailing of Enbrel, it being understood that, in most but not all Primary Details, Enbrel shall be the first product presentation made.

     1.49  "Promote," "Promotion," "Promoting" or "Promotional" shall mean, with
            -------    ---------    ---------      -----------
respect to Enbrel, those activities and obligations other than Detailing undertaken by a Party to encourage sales of Enbrel, including, but not limited to, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits, and other forms of advertising and promotion specified in any Marketing Plan.

     1.50  "Promotion Term" shall mean the period during which Wyeth-Ayerst
            --------------
shall undertake Promotion and Detailing or Enbrel hereunder.

     1.51  "Quarterly Minimum Number of Details" shall mean the minimum number
            -----------------------------------
of Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.52  "Quarterly Minimum Number of Primary Details" shall mean the minimum
            -------------------------------------------
number of Primary Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.53  "Quarterly Target Number of Details" shall mean the target number of
            ----------------------------------
Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.54  "Quarterly Target Number of Primary Details" shall mean the target
            ------------------------------------------
number of Primary Details to be conducted by a Party's full-time sales representatives during each Calendar Quarter in each country in the Territory, as established from time to time by the EMC in the Marketing Plan.

     1.55  "RHUs" shall mean the rheumatologists within the Physician Audience
            ----
in the Territory.

     1.56  "Royalties" shall mean all running royalties paid to Third Parties
            ---------
under patent or technology licenses that are necessary or desirable in order to manufacture, import, use, sell or distribute Enbrel, [*].

     1.57  "SICP" shall mean, with respect to each Party, its sales incentive
            ----
compensation plan.

     1.58  "Sales Force Costs" shall mean the cost of a Party's sales force and
            -----------------
all related support services (e.g., sales management, sales force training,
                              ----
sales support services, and administrative services) attributable to its activities related to Enbrel on a country-by-country basis in the Territory, provided that Sales Force Costs shall not include any Marketing Expenses. Notwithstanding the foregoing, sales force and related support service costs incurred by Immunex or its Affiliates relating to the marketing or promotion of Enbrel in a country for one or more oncology indications shall not be included within Sales Force Costs unless and until oncology indications are included under this Agreement for Enbrel in such country pursuant to Section 5.2 below.

     1.59  "Secondary Detail" shall mean a Detail in which the second-most
            ----------------
predominant portion of time or emphasis is devoted to the Detailing of Enbrel, it being understood that, in most but not all Secondary Details, Enbrel shall be the second product presentation made.

     1.60  "TNFR Agreement" shall mean the TNFR License and Development
            --------------
Agreement between Immunex and AHPC dated as of July 1, 1996.

     1.61  "Territory" shall mean the U.S. and Canada.
            ---------

     1.62  "Third Party" shall mean any party other than Wyeth-Ayerst, Immunex
            -----------
and their respective Affiliates.

     [*] Confidential Treatment Requested.

     1.63 "Trademarks" shall mean those trademarks and trade names, whether or
           ----------
not registered in the Territory, trade dress and packaging which (a) are owned by or licensed to either Party and which (other than trade dress and packaging) are set forth in Schedule A attached hereto and made a part hereof, or as
                 ----------
otherwise agreed to by the Parties from time to time, and (b) are applied to or used with Enbrel or any Enbrel Promotional Materials.

     1.64 "U.S." shall mean the United States of America, its territories and
           ----
possessions, and the Commonwealth of Puerto Rico.

     1.65 "U.S. Contract Year" shall mean the period of twelve (12) successive
           ------------------
calendar months commencing on the first date of the Launch Month in the U.S., and each successive period of twelve (12) calendar months thereafter until the expiration of the Promotion Term.

     1.66 Each of the following definitions are found in the body of this Agreement as indicated:

                                                                    Section
                                                                    -------

        "ACCME"                                                     4.2(i)
         -----
        "ACCME Standards"                                           4.2(i)
         ---------------
        "AMA"                                                       4.2(g)
         ---
        "AMA Guidelines"                                            4.2(g)
         --------------
        "Confidential Information"                                  16.1
         ------------------------
        "Coordinators"                                              2.1
         ------------
        "Disclosing Party"                                          16.1
         ----------------
        "Indemnitee"                                                18.3
         ----------
        "Indemnitor"                                                18.3
         ----------
        "Liabilities"                                               18.1
         -----------
        "Merger"                                                    Recitals
         ------
        "Merger Agreement"                                          Recitals
         ----------------
        "Merger Sub"                                                Recitals
         ----------
        "PhRMA"                                                     4.2(g)
         -----
        "PhRMA Code"                                                4.2(g)
         ----------
        "Product Liabilities"                                       18.4
         -------------------
        "Publication"                                               20.1
         -----------
        "Receiving Party"                                           16.1
         ---------------
        "Termination Period"                                        19.4(g)
         ------------------


                                   ARTICLE 2.
                                  COORDINATORS
                                  ------------

     2.1  Appointment of Coordinators. Immunex and Wyeth-Ayerst shall each
          ---------------------------
appoint an authorized representative and a backup representative
("Coordinators"). Each such Party may replace its Coordinators at any time for
  ------------
any reason by providing written notice thereof to the other Party.

     2.2 Responsibility of Coordinators. Each Party's Coordinators shall be
         ------------------------------
responsible for communications, other than legal notices, between the Parties related to the subject matter of this Agreement.


                                   ARTICLE 3.
                           ENBREL MANAGEMENT COMMITTEE
                           ---------------------------

     3.1 Establishment of Enbrel Management Committee. The Parties hereby
         --------------------------------------------
establish an Enbrel Management Committee (EMC) to establish the commercial policies for Enbrel in the Territory. The EMC shall initially consist of three
(3) representatives from each of Immunex and Wyeth-Ayerst. The EMC shall be comprised of members designated by each Party on the basis of specific areas of expertise and ability to contribute to the commercial development of Enbrel. Co-chairpersons of the EMC shall be designated annually by Immunex and Wyeth-Ayerst. The Parties shall be free to change their respective representatives upon reasonable written notice to the other Party. Expansion or contraction of the EMC shall require the written consent of each Party. Decisions of the EMC shall be made by consensus (i.e., a majority of the members
                                                 ----
of the EMC).

     3.2 Responsibilities of Enbrel Management Committee. The EMC shall, among
         -----------------------------------------------
other things as contemplated by this Agreement or otherwise agreed to by the Parties, have responsibility for the following areas: establishing an Enbrel Brand Team consisting of equal representatives from each Party; strategic planning; approval of an annual Marketing Plan; product pricing and related terms; approval of pre-Market Launch activities; approval of Marketing Clinical Studies; the selection and approval of marketing and sales support infrastructure services and expenses; and recommendations for and review, but not approval, of Immunex's New Indications development program for Enbrel. An annual Marketing Plan shall be prepared for each country in the Territory as applicable, which shall include an annual budget for Marketing Expenses and Sales Force Costs, and shall also specify sales force staffing levels, product positioning, Quarterly Target Number of Details, Quarterly Target Number of Primary Details, Quarterly Minimum Number of Details, Quarterly Minimum Number of Primary Details, and such other sales and marketing activities and strategies which may be considered necessary or desirable by the EMC for the Promotion and Detailing of Enbrel in the Territory. Commercial Expenses in excess of [*] of the approved annual budget shall not be subject to sharing by the Parties hereunder without approval of the EMC.

     3.3 Meetings. The EMC shall meet once each Calendar Quarter and may meet at
         --------
additional times, as the Parties shall agree. The Co-chairpersons shall send notices and agendas for all regular meetings to all FMC members. The location of regularly scheduled meetings shall alternate between the offices of the Parties, unless otherwise agreed by the Parties. Meetings may be held telephonically, by video conference, or by any other media agreed to by the Parties. Members of the EMC shall have the right to participate in and vote at meetings by telephone or proxy. The Party hosting any meeting shall appoint a secretary to the meeting who shall record the minutes of the meeting; such minutes shall be circulated to the Parties promptly following the meeting for review, comment, ratification and distribution. Each Party shall bear its own travel and related costs incurred in connection with participation is the EMC.

     [*] Confidential Treatment Requested.

     3.4 Dispute Resolution. The EMC shall endeavor to reach a consensus on all
         ------------------
matters within its purview which are in dispute within a period of fifteen (15) days after receiving notification that such dispute has been referred to the EMC for resolution under this Section 3.4. If such a resolution cannot be reached in that time period (or earlier at the election of either Party), the matter shall be referred to the Executive Vice President of Sales and Marketing of Immunex and the President of Wyeth-Ayerst-North America, or their designees who have decision-making authority, to resolve in a period of fifteen (15) days through good faith discussions, or if still unresolved, to in good faith promptly agree upon a binding third party dispute resolution mechanism intended to promptly and fairly resolve the matter in dispute. At the request of either Party, the Executive Vice President of Sales and Marketing of Immunex and the President of Wyeth-Ayerst-North America, or their designees who have decision-making authority, shall meet to resolve such dispute. If the Parties fail to agree upon a binding third party dispute resolution mechanism within ten (10) days of the matter being referred to the Executive Vice President of Sales and Marketing of Immunex and the President of Wyeth-Ayerst-North America, or their designees, either Party shall have the right to require that the matter be submitted to the Commercial Arbitration Panel of the American Arbitration Association. The arbitration shall be conducted with the assistance of a special master knowledgeable about the pharmaceutical and biotechnical industry jointly selected by the Parties in accordance with the procedures established by the American Arbitration Association. In all disputes, the final resolution should require the Parties to use reasonable commercial efforts in Promoting Enbrel comparable to those commercial efforts each would utilize to promote products of comparable commercial value.


                                   ARTICLE 4.
                           PROMOTION RESPONSIBILITIES
                           --------------------------

     4.1 Joint Responsibilities.
         ----------------------

         (a) The Parties undertake equal responsibility for Promotion and Detailing of Enbrel in the Territory under the terms and conditions set forth herein except that Immunex shall have exclusive responsibility for Promotion and Detailing of Enbrel in the Territory for any and all oncology indications for Enbrel, except as provided in Section 5.2 hereof. The Parties shall have equal responsibility for all tactical marketing and selling activities relating to Enbrel in the Territory and for any other activities approved from time to time by the EMC. Each Party shall have primary tactical execution responsibility for certain activities as expressly set forth herein or as directed from time to time by the EMC.

         (b) The Parties shall jointly cover rheumatologists with mirrored sales forces having equal representation. Immunex will provide an additional sales force to cover dermatologists. The Parties shall align sales force operation and incentive compensation.

         (c) The Parties shall use reasonable commercial efforts in Promoting Enbrel comparable to those commercial efforts each would utilize to promote products of comparable commercial value.

     4.2 Additional Responsibilities. During the Promotion Term, the Parties
         ---------------------------
shall, as part of their duties hereunder, have responsibility for performing the activities set forth in this Section 4.2.

         (a) The Parties shall conduct Details to all appropriate customer segments in the Territory, including RHUs, PCPs and managed care physicians, and as otherwise directed by the EMC. Enbrel shall be the priority product presentation made on all Details.

         (b) As between Wyeth-Ayerst and Immunex, (1) Wyeth-Ayerst shall have primary tactical execution responsibility with respect to marketing activities with respect to RHUs, dermatologists and PCPs and will coordinate such activities with Immunex; (2) Immunex shall have primary tactical execution responsibility with respect to marketing activities with respect to patients including, but not limited to, direct-to-consumer ("DTC") activities and
                                                    ---
coordinate such activities with Wyeth-Ayerst and (3) the EMC shall determine all other responsibilities. The Party that does not have primary tactical execution responsibility for marketing activities to a particular audience may provide a shadow marketing team that shall work in concert with the other Party's marketing team.

         (c) The Enbrel Brand Team shall submit a Marketing Plan to the EMC for each Calendar Year (or part thereof) with respect to each country in the Territory, as applicable, at least three (3) months prior to the commencement of each such Calendar Year.

         (d) Each Party shall supervise, train and maintain such competent and qualified sales representatives as may be required to Promote and Detail Enbrel as provided herein, such training to include a reasonable proficiency examination for all sales representatives who will be engaged in Detailing. Wyeth-Ayerst will have tactical execution responsibility for all core sales training materials.

         (e) The EMC shall assemble an Enbrel Brand Team for each country in the Territory whose primary responsibility shall be to (1) develop the Marketing Plan, (2) coordinate the implementation of the Marketing Plan by the Parties' respective sales organizations in collaboration with the EMC, (3) receive and disseminate to the appropriate members of the Parties' respective sales organizations all communications related to the marketing and Promotion of Enbrel, (4) interact with the Parties' respective sales representatives engaged in Detailing of Enbrel, (5) align sales force operation of the Parties, (6) determine the size of each Party's sales force, (7) coordinate training, sales briefing meetings, communication of sales promotion plans to each sales force and (8) collect and disseminate sales territory information, i.e. target physician lists. The Enbrel Brand Team shall be comprised of an equal number of competent and qualified members designated from time to time by Wyeth-Ayerst and Immunex on the basis of specific areas of expertise and ability to contribute to the implementation of the Marketing Plan.

         (f) Each Party shall endeavor in good faith to commence Promotion and Detailing of each New Indication, and any new rheumatoid arthritis indications for Enbrel, in each country in the Territory within [*] after the receipt of final regulatory approval from

     [*] Confidential Treatment Requested.

the FDA or HPB (and provincial and reimbursement approvals as required) to market such New Indication or such new rheumatoid arthritis indication in such country, as applicable. The Parties shall in any event commence Promotion and Detailing of such New Indication or such rheumatoid arthritis indication in such country (1) as promptly as practicable, and no later than [*] after receipt of final regulatory approval to market such New Indication or new rheumatoid arthritis indication in such country or (2) by such other later date, if any, as may be determined by the EMC, subject to the availability of launch inventory of Enbrel and approval of launch Enbrel Promotional Materials for such New Indication or new rheumatoid arthritis indication.

         (g) Each Party shall in all material respects conform its practices and procedures relating to the Detailing and Promotion of Enbrel in the U.S. to the FD&C Act, the PHS Act, the Pharmaceutical Research and Manufacturers of America ("PhRMA") Code of Pharmaceutical Marketing Practices (the "PhRMA Code") and the
  -----                                                    ----------
American Medical Association ("AMA") Guidelines on Gifts to Physicians from
                               ---
Industry (the "AMA Guidelines"), as the same may be amended from time to time,
               --------------
and each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports with respect to the Detailing and Promotion of Enbrel submitted to or received from PhRMA or the AMA relating to the FD&C Act, the PHS Act, the PhRMA Code, or the AMA Guidelines.

         (h) Each Party shall in all material respects conform its practices and procedures relating to Detailing and Promotion of Enbrel in Canada with the CF&D Act and with all comparable codes and professional guidelines of Canadian regulatory authorities and/or recognized professional associations as are set forth in Section 4.2(g) above, and each Party shall provide the other Party with a copy of any correspondence or other reports with respect to the Detailing and Promotion of Enbrel in Canada submitted to or received from any of the applicable Canadian professional associations.

         (i) Each Party shall in all material respects conform its practices and procedures relating to educating the medical community in the U.S. with respect to Enbrel to the Accreditation Council for Continuing Medical Education ("ACCME") Standards for Commercial Support of Continuing Medical Education (the
  -----
"ACCME Standards") and any applicable FDA regulations or guidelines, as the same
 ---------------
may be amended from time to time, and each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports submitted to or received from the ACCME with respect to Enbrel relating to the ACCME Standards or such FDA regulations.

         (j) Each Party shall in all material respects conform its practices and procedures relating to educating the medical community in Canada with respect to Enbrel with all comparable codes and professional guidelines of Canadian regulatory authorities and/or recognized professional associations as are set forth in Section 4.2(i) above, and provide the other Party with a copy of any correspondence or other reports with respect to such educational activities in Canada submitted to or received from any of the applicable Canadian professional associations with respect to Enbrel.

     [*] Confidential Treatment Requested.

         (k) Each Party shall develop and submit to the EMC for approval an SICP for its sales representatives having primary responsibility for Detailing Enbrel with respect to sales of Enbrel in each country in the Territory in accordance with the SICP for the Party's own products, it being understood that (1) each Party shall determine the target payout for Enbrel in a manner consistent with the way in which it determines the target payouts for prescription drug products of comparable commercial potential and (2) the total potential SICP compensation payable by each Party to its sales representatives for Enbrel in each country in the Territory shall be comparable to the average annual amount of incentive compensation which the Party pays to its sales representatives (company-wide) on a per-representative basis for the Party's top [*] major detailed prescription drug products, unless otherwise agreed from time to time by the EMC. The EMC may from time to time direct a Party to revise or modify its Enbrel SICP.

         (l) On or before the forty-fifth (45th) day of each Calendar Quarter, commencing with the second Calendar Quarter after Market Launch, each Party shall furnish the following to the other Party:

             (1) a summary of information coming to such Party's attention in the Territory concerning introductions and promotional activities of products competitive with Enbrel and of any serious complaints regarding Enbrel (other than those described in Section 4.2(n) below), it being understood that there is no obligation on a Party to solicit such information; and

             (2) copies of any communications, including communications sent electronically or by voice mail, disseminated by such Party generally to its sales representatives Detailing Enbrel in the Territory relating to marketing strategy for Enbrel or the terms or subject matter of this Agreement.

         (m) In connection with the Promotion and Detailing of Enbrel hereunder, the Parties shall make no statement, representation or warranty, oral or written, to the Physician Audience or otherwise to Third Parties, concerning Enbrel for any approved indication for Enbrel inconsistent with, or contrary to, Enbrel Labeling or the Enbrel Promotional Materials.

         (n) Each Party shall promptly submit to the other Party all product complaints (e.g., quality) and all adverse drug experience information in the Territory concerning Enbrel coming to the attention of such Party pursuant to procedures to be mutually agreed upon by the Parties, including a copy of any records or other documentation which such Party has received relating thereto, such submission to be made promptly so as to permit Immunex to timely submit reports in accordance with the FD&C Act, the PHS Act, or the CF&D Act, as applicable, in accordance with Section 5.4.

         (o) The Enbrel Brand Team shall provide the Parties with a finalized priority call list of physicians within the Physician Audience intended for Enbrel Detailing by each Party's respective sales representatives by a mutually agreed upon date, with an update to such list as each Party may reasonably request from time to time but not more often than once each Calendar Year.

     [*] Confidential Treatment Requested.

         (p) If applicable, and if Enbrel sampling is directed or approved by the EMC, each Party shall in all material respects conform its practices and procedures relating to Enbrel sampling in the Territory to sampling practices and procedures it follows with respect to its other similar prescription products, which practices and procedures in the U.S. shall be in compliance with the Prescription Drug Marketing Act of 1987, and which in Canada shall be in compliance with any Canadian counterpart thereof, as the same may be amended from time to time. Each Party shall promptly provide the other Party with any correspondence or other reports submitted to or received from the FDA or HPB related to the Enbrel sampling.

     4.3 Periodic Sales Meetings. The Parties will each hold periodic sales
         -----------------------
meetings for Enbrel with respect to each country in the Territory, the agenda of which for the Parties' respective sales representatives and invitees may include the other Party's related topics. The non-hosting Party shall determine which, if any, of its employees and invitees shall attend such periodic sales meetings.


                                   ARTICLE 5.
                       ADDITIONAL IMMUNEX RESPONSIBILITIES
                       -----------------------------------

     5.1 Recording of Sales; Other Activities. Immunex or its agent shall
         ------------------------------------
invoice the sales of Enbrel in the Territory and thus record Enbrel sales on Immunex's accounts. Immunex shall be responsible for any other activities approved from time to time by the EMC.

     5.2 Oncology Indications Reserved to Immunex. Immunex hereby reserves the
         ----------------------------------------
right to promote and detail Enbrel for any and all oncology indications in the Territory, to the exclusion of Wyeth-Ayerst. Notwithstanding the foregoing, if Immunex determines that it shall not itself promote and detail Enbrel for oncology indications in any country in the Territory, it shall provide written notice thereof to Wyeth-Ayerst, and the Agreement shall thereupon include all indications for Enbrel in such country in the Territory, including any and all oncology indications.

     5.3 Regulatory Documentation; Regulatory Meetings and Communications.
         ----------------------------------------------------------------

         (a) Immunex or its agent, in consultation with Wyeth-Ayerst, shall prepare, file and maintain all regulatory documentation and perform all applicable regulatory activities for Enbrel in the Territory (e.g., annual
                                                              ----
reports, filing of Enbrel Promotional Materials, proposed labeling changes) consistent with (1) the FD&C Act and the PHS Act, including support of the BLA for Enbrel, and any amendments thereto, and (2) if applicable, the CF&D Act, including support of the NDS for Enbrel, and any amendments thereto. Immunex agrees to submit to Wyeth-Ayerst for review and comment all documents that are to be submitted to any regulatory agency or authority regarding Enbrel prior to such submission. Immunex agrees to give good faith and due consideration to all comments submitted by Wyeth and shall not unreasonably refuse to revise such documents to address such comments.

         (b) At least one (1) representative of each Party shall be given the opportunity to participate in any meetings or substantive discussions with the FDA, HPB, or any other regulatory authority which relate to Enbrel, including, but not limited to, any Enbrel Promotional Materials. To the extent Wyeth-Ayerst receives any communications from the FDA, HPB, or any other regulatory authority relating to Enbrel, Wyeth-Ayerst shall notify Immunex as soon as possible, and in any event within two (2) Business Days after receipt of any such communication, and Immunex or its agent shall thereafter be responsible for responding to any such communications with the FDA, HPB, or any other regulatory authority. To the extent Immunex receives any communications from the FDA, HPB, or such other regulatory authority relating to Enbrel, Immunex shall notify Wyeth-Ayerst in a timely manner.

         (c) Subject to Sections 5.3(b) and (d) hereof, each Party shall promptly notify the other Party of and provide such other Party with a copy of any correspondence or other reports or complaints submitted to or received by the first Party from the FDA, HPB, any other regulatory authority, or other Third Party claiming that any Enbrel Promotional Materials are inconsistent with the Enbrel Labeling or are otherwise in violation of the FD&C Act, the PHS Act, or the CF&D Act.

         (d) Notwithstanding anything herein to the contrary, Immunex or its agent shall have exclusive responsibility for correspondence and for any official communications with the FDA, HPB, or any other regulatory authority regarding Enbrel in the Territory.

         (e) Immunex shall provide Wyeth-Ayerst with a copy of any documents or reports filed with the FDA, HPB, or any other regulatory authority under this
Section 5.3.

     5.4 Adverse Drug Experience Reporting. Immunex shall submit to the FDA in
         ---------------------------------
accordance with the FD&C Act and the PHS Act, and shall submit or cause its agent to submit to the HPB in accordance with the CF&D Act, as applicable, all adverse drug experience reports in the Territory relating to Enbrel provided by Wyeth-Ayerst to Immunex pursuant to Section 4.2(n) hereof or otherwise received by Immunex. Immunex shall provide Wyeth-Ayerst with a copy of any reports filed with the FDA or HPB under this Section 5.4. The Parties shall cooperate in the reporting to each other and submission to appropriate regulatory authorities of adverse drug experience reports and shall carry out their respective responsibilities under the MOUs.

     5.5 Funding of Development Expenses. Immunex shall continue to fund
         -------------------------------
development expenses for Enbrel in the Territory related to current and planned studies, including Phase IV Studies and related to obtaining additional and expanded indications and formulations [*] for Enbrel pursuant to the terms of the TNFR Agreement. Any studies for Enbrel included within the meaning of Marketing Expenses defined in Section 1.34 hereof shall be subject to the cost sharing provisions of Sections 6.1 and 6.2 hereof. Wyeth-Ayerst shall have the right to review and comment on, but not the right to approve, any protocols for Phase IV Studies prior to commencement of such Phase IV Studies.

     5.6 Distribution and Related Services. Notwithstanding anything herein to
         ---------------------------------
the contrary, Immunex shall have responsibility, after good faith consultation with Wyeth-Ayerst, for the selection from time to time of distribution services, related financial services, and professional services for Enbrel in the Territory. Immunex shall give all due consideration in good faith to any proposals made from time to time by Wyeth-Ayerst to Immunex or the EMC

     [*] Confidential Treatment Requested.

for Wyeth-Ayerst to perform some or all of these services. If Wyeth-Ayerst can provide such services at a competitive market rate, Immunex shall give preference to proposals made by Wyeth-Ayerst to perform such services from time to time hereunder at such competitive rates. The costs of all such distribution services, related financial services, and professional services under this
Section 5.6 shall be shared between the Parties as Marketing Expenses under the cost sharing provisions of Sections 6.1 and 6.2 hereof.

     5.7 Recalls, Market Withdrawals, or Corrections. Immunex and Wyeth-Ayerst
         -------------------------------------------
shall each notify the other promptly if, during the Promotion Term, any batch or lot of Enbrel, or Enbrel itself, is alleged or proven to be the subject of a recall, market withdrawal or correction in any country in the Territory, and the Parties shall cooperate in the handling and disposition of such recall, market withdrawal or correction; provided, however, in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, Immunex shall, after consultation with Wyeth-Ayerst, have the final authority with respect to such matters, which authority shall be exercised reasonably and in good faith. Immunex shall pay [*] and Wyeth-Ayerst shall pay [*] of any and all costs and expenses related to any such recall, market withdrawal or correction of Enbrel. Notwithstanding the foregoing and notwithstanding any provision in
Article 18 to the contrary, [*].



                                   ARTICLE 6.
                               COMMERCIAL EXPENSES
                               -------------------

     6.1 Post-Market Launch Commercial Expenses.
         --------------------------------------

         (a) Sales Force Costs. With respect to each country in the Territory,
             -----------------
Wyeth-Ayerst and Immunex shall [*] the Parties' post-Market Launch Sales Force Costs which are approved by the EMC.

         (b) Marketing Expenses. With respect to each country in the Territory,
             ------------------
Wyeth-Ayerst and Immunex shall [*] all post-Market Launch Marketing Expenses which are approved by the EMC.

         (c) Payment of Commercial Expenses.
             ------------------------------

             (1) The EMC shall approve annual budgets prepared by the Enbrel Brand Team for each Calendar Year after Market Launch for Marketing Expenses and Sales Force Costs which are subject to sharing under this Agreement (see Section
3.2 hereof). Based upon such budgets, the Party projected to be required to reimburse the other Party during such Calendar Year to balance shared costs shall pay to the other Party, in advance of each calendar month during such Calendar Year, one-twelfth (1/12) of the difference between (i) its budgeted annual shared costs for such Calendar Year, and (ii) its applicable share of the total annual budgeted shared costs to be incurred by both Parties for such Calendar Year. Each Party shall report to the other, within twenty (20) days following the end of each calendar month, its actual shared costs for such month.

     [*] Confidential Treatment Requested.

             (2) Within thirty (30) days following the end of each Calendar Quarter, but subject to the last sentence in Section 3.2 hereof, a reconciling payment shall be made to the appropriate Party in the amount of the difference between the amounts actually paid for Marketing Expenses and Sales Force Costs for the preceding Calendar Quarter and the actual amount of such Marketing Expenses and Sales Force Costs due based on the actual shared costs as reported monthly. The amount of Sales Force Costs as well as the costs associated with infrastructure services and overhead included within Marketing Expenses which are subject to cost sharing by the other Party shall be determined in accordance with allocation principles established by mutual agreement of the Parties, which shall be in accordance with generally accepted accounting principles, consistently applied.

         (d) Continuing Support. Through and until [*]:
             ------------------

             (1) Commencing upon the effective time of the Merger, the EMC shall not act to reduce or permit a reduction in the level of annual marketing, detailing or clinical support for Enbrel or the level of any other resources or activities of the parties then utilized or devoted to increasing or otherwise supporting sales of Enbrel either on a quantitative basis or in the qualitative composition thereof (e.g., maintaining marketing mix) without at least one representative of each Party voting with the majority of the EMC thereon and no such matter shall be the subject of arbitration under Section 3.4 above.

             (2) The Parties may increase or decrease the number of members of its sales force servicing Enbrel but shall not decrease the number below the minimum established by the EMC without the prior consent of the EMC; provided, however, that a Party shall pay for the costs associated with any such increase in the number of sales force members in excess of the maximum number established by the EMC.


                                   ARTICLE 7.
                          ENBREL PROMOTIONAL MATERIALS
                          ----------------------------


     7.1 Enbrel Promotional Materials.
         ----------------------------

         (a) During the Promotion Term, the Enbrel Brand Team shall be responsible for the creation, preparation, production and reproduction of all Enbrel Promotional Materials consistent with the Marketing Plan and with direction from the EMC.

         (b) Consistent with applicable law, the Parties shall have the right to approve such Enbrel Promotional Materials, pursuant to procedures and timelines to be mutually agreed upon.

         (c) The Parties shall establish tracking systems for Enbrel Promotional Materials to ensure that all such Enbrel Promotional Materials are accurately tracked and submitted to the FDA and/or HPB as appropriate.

         (d) Immunex will file Enbrel Promotional Materials with the FDA, and Immunex or its agent will file Enbrel Promotional Materials with the HPB.

     [*] Confidential Treatment Requested.

     7.2  Content of Enbrel Promotional Materials.
          ---------------------------------------

          (a) All Enbrel Promotional Materials used by either Party in the Promotion or Detailing of Enbrel in the Territory shall contain (1) the Immunex Trademarks, corporate name and logo as set forth in Schedule A hereto and (2)
                                                    ----------
the Wyeth-Ayerst Trademarks, corporate name and logo as set forth in Schedule A
                                                                     ----------
hereto, in positions of equivalent prominence and frequency, subject to Section 7.2(b) below.

          (b) In order to enable each Party to perform its obligations as set forth in Section 7.2(a) above, each Party hereby grants to the other Party a non-assignable, non-sublicensable, non-exclusive, royalty-free right and license to use the Immunex Trademarks and the Wyeth-Ayerst Trademarks, as applicable, in the Territory solely in connection with the Enbrel Promotional Materials and Enbrel Labeling. Such license shall expire immediately upon the earlier of (1) termination or cancellation of this Agreement or (2) expiration of the Promotion Term; provided, however, each Party to the extent applicable hereunder shall thereafter have a reasonable period, not to exceed twelve (12) months following such termination or cancellation, within which to use the existing inventory of Enbrel Promotional Materials and Enbrel Labeling containing any Trademarks of the other Party; provided, further, upon such termination or cancellation, Immunex shall thereafter be relieved of its obligations to display the Wyeth-Ayerst Trademarks on Enbrel Promotional Materials and Enbrel Labeling printed following such termination or cancellation.

          (c) Prior to the use thereof, each Party shall provide to the other Party a prototype of any Enbrel Promotional Materials or Enbrel Labeling which contain the other Party's Trademarks for the purposes of the other Party's review of the manner in which its Trademarks are used therein. The reviewing Party shall notify the other Party within ten (10) Business Days after delivery of such prototype, whether the reviewing Party approves or disapproves of the manner of such use and, in the case of disapproval, the specific reasons therefor and an acceptable alternative. In the event the reviewing Party fails so to notify the other Party within such ten (10) Business Day period, the reviewing Party shall be deemed to have approved of the manner of such use. In the event the reviewing Party disapproves of the manner of such use and the Parties are unable to reach agreement regarding the manner of such use, the other Party retains the right to print and use, and the reviewing Party agrees to use to the extent applicable, such Enbrel Promotional Materials and Enbrel Labeling (as applicable) without the reviewing Party's Trademarks. Each Party shall permit one (1) or more authorized representatives of the other Party, on reasonable prior notice, at reasonable intervals, during normal business hours and subject to normal safety and security procedures, to inspect and examine from time to time, Enbrel Promotional Materials and Enbrel Labeling and the records of such Party that are related to use of the other Party's Trademarks, or to use of Enbrel Promotional Materials or Enbrel Labeling.

          (d) Following termination of either Party's right or license to use the other Party's Trademarks pursuant to this Agreement, such Party shall make no further use of the other Party's Trademarks or any trademark or trade name either substantially resembling or which is confusingly similar to any of the other Party's Trademarks in connection with the subject matter of this Agreement.

                                   ARTICLE 8.
                                 COMPENSATION
                                 ------------

     8.1  Enbrel Gross Profits Allocation Schedule.
          ----------------------------------------

          (a) In consideration for the activities and obligations undertaken by Wyeth-Ayerst herein, Immunex shall pay Wyeth-Ayerst a percentage of Enbrel Gross Profits in the Territory during each Calendar Year (or part thereof) after Market Launch in accordance with Section 8.3(a) hereof, according to the Enbrel Gross Profits Annual Allocation Schedule set forth in Table 1 below:
                                                      -------

                                     Table 1
                                     -------
                 Enbrel Gross Profits Annual Allocation Schedule
                 -----------------------------------------------

--------------------------------------------------------------------------------
Annual Enbrel Gross Profits
      (U.S. $Millions)                                 % of Enbrel Gross Profits
           From                       To               Allocated to Wyeth-Ayerst
--------------------------------------------------------------------------------
           $  0                      $[*]                         [*]
--------------------------------------------------------------------------------
             [*]                      [*]                         [*]
--------------------------------------------------------------------------------
             [*]                      [*]                         [*]
--------------------------------------------------------------------------------
             [*]                      --                          [*]
--------------------------------------------------------------------------------

Note:  The percentages represent marginal rates, i.e., each percentage applies
----                                             ----
only with respect to Enbrel Gross Profits within the corresponding tier.

          (b) Subject to Section 8.1(c) below, for New Indications for Enbrel, Wyeth-Ayerst shall receive profits in accordance with the Enbrel Gross Profits Annual Allocation Schedule, with sales of Enbrel for all indications aggregated for each Calendar Year.

          (c) Immunex shall receive one hundred percent (100%) of Enbrel Gross Profits in the Territory attributable to sales of Enbrel in oncology indications, as measured by generally recognized Third Party audits, provided, however, that if in any country in the Territory oncology indications are subsequently added to this Agreement pursuant to Section 5.2 hereof, sales of Enbrel in oncology indications in such country or countries shall be aggregated with sales of Enbrel for all other indications for purposes of calculating each Party's respective share of profits in the Enbrel Gross Profits Annual Allocation Schedule.

          (d) Subject to Section 8.1(c) above, the Enbrel Gross Profits Annual Allocation Schedule shall also apply in the event that Immunex commences promotion and Detailing of Enbrel with Wyeth-Ayerst in the Territory with Immunex's own sales force, i.e., the percentages allocated to Wyeth-Ayerst shall
                           ----
remain unchanged.

          (e) Wyeth-Ayerst's share of Enbrel Gross Profits for any Calendar Year (or part thereof) under the Enbrel Gross Profits Allocation Schedule shall be capped at [*] of annual Enbrel Gross Profits on an annual weighted average basis. Any reconciling transaction under this Section 8.1(e) shall occur with respect to Enbrel Gross Profits in the fourth Calendar Quarter

     [*] Confidential Treatment Requested.

of any Calendar Year, and would affect the amount of Enbrel Gross profits payable to Wyeth-Ayerst for such Calendar Quarter. By way of example only, if Wyeth-Ayerst's share of Enbrel Gross Profits for any Calendar Year would total [*] on an annual weighted average basis, then the provisions of this Section 8.1(e) would apply, and Wyeth-Ayerst's allocated share of Enbrel Gross Profits would be reduced in the fourth Calendar Quarter in order to reduce Wyeth-Ayerst's annual weighted average share to [*].

     8.2  Residual Royalties.
          ------------------

          (a) As additional consideration for the activities and obligations undertaken by Wyeth-Ayerst herein, Immunex shall pay Wyeth-Ayerst the following residual royalties in accordance with Section 8.3(c) hereof based on Net Sales of Enbrel in the Territory in the three (3) Post-Detailing Contract Years:

              (1) [*] of Net Sales of Enbrel in the Territory in the first Post-Detailing Contract Year;

              (2) [*] of Net Sales of Enbrel in the Territory in the second Post Detailing Contract Year; and

              (3) [*] of Net Sales of Enbrel in the Territory in the third Post-Detailing Contract Year.

          (b) The residual payments payable to Wyeth-Ayerst under this Section
8.2 are subject to the provisions of Section 19.5(b) hereof. In addition, if residual royalties are payable by Immunex pursuant to Section 12.1(d) hereof, no residual royalties shall be payable by Immunex under this Section 8.2. In no event shall residual royalties be payable by Immunex pursuant to both Sections
8.2 and 12.1(d) hereof.

     8.3  Timing of Payments.
          ------------------

          (a) Wyeth-Ayerst's share of Enbrel Gross Profits for a given Calendar Year shall be paid quarterly by Immunex on or before sixty (60) days after the last day of each Calendar Quarter.

          (b) At any time during the Promotion Term, if the EMC determines that Wyeth-Ayerst should act as Immunex's agent to invoice customers and collect accounts receivable attributable to sales of Enbrel anywhere in the Territory, then Wyeth-Ayerst shall remit to Immunex one hundred percent (100%) of any and all amounts received by or on behalf of Wyeth-Ayerst attributable to sales of Enbrel on a weekly basis, it being understood that Wyeth-Ayerst shall collect such amounts in trust for Immunex. In such event, Wyeth-Ayerst shall receive its share of Enbrel Gross Profits in accordance with the payment provisions of
Section 8.3(a) above. If Wyeth-Ayerst performs the services described in this paragraph, Wyeth-Ayerst shall provide Immunex with daily (or on as frequent a basis as available to Wyeth-Ayerst) downloading of appropriate financial data, e.g., invoicing activities, reconciliation of accounts
----

     [*] Confidential Treatment Requested.

receivable balances, returns, discounts, rebates, and data with respect to any other financial services performed by Wyeth-Ayerst for Immunex related to Enbrel.

          (c) The residual royalties payable by Immunex on Net Sales of Enbrel in the Territory under either Section 8.2 or Section 12.1(d) hereof shall be paid by Immunex on or before sixty (60) days after the last day of each Post-Detailing Contract Quarter during the applicable Post-Detailing Contract Year(s), subject to the provisions of Section 12.1(f) and Section 19.5(b) hereof.

     8.4  Currency Conversion. For converting (a) Net Sales of Enbrel in the
          -------------------
Territory but outside the U.S. into U.S. Dollars for purposes of allocating Wyeth-Ayerst's share of Enbrel Gross Profits due after each Calendar Quarter and
(b) any residual royalty payments due to Wyeth-Ayerst on Net Sales made in a currency other than U.S. Dollars payable after any Post-Detailing Contract Quarter, the Net Sales shall first be determined in the currency of the country in which they are earned and shall be converted after each applicable quarter into an account in U.S. Dollars as reported in the Wall Street Journal as of the
                                                   -------------------
close of the last Business Day of the applicable Contract Quarter (for Enbrel Gross Profits) or Post-Detailing Calendar Quarter (for residual royalty payments). All such converted Net Sales shall be consolidated with U.S. Net Sales for the applicable quarter and the applicable Enbrel Gross Profits allocation or residual royalties payable determined therefrom.

                                   ARTICLE 9.
                DETAILING REPORTS; ACTIVITY AUDITS; DETERMINATION
                -------------------------------------------------
                              OF DETAILS PERFORMED
                              --------------------

     9.1  Detailing Reports. For information purposes, each Party shall provide
          -----------------
the other Party with current Detailing reports of the number of Details delivered, broken down by sales force, by Primary Details and Secondary Details, and by physician specialty within the Physician Audience. Such Detailing reports and any other relevant sales force information related to Enbrel shall be provided on a regular basis (e.g., monthly) as and when received by each Party.
                             ----

     9.2  Determination of Details Performed. The determination of the number of
          ----------------------------------
Details for Enbrel that were performed by a Party for a given Calendar Quarter shall be based on such Party's internal Detailing report data.

          (a) If a Party has a good faith concern with the accuracy of the number of Details reflected by the other Party's internal Detailing report data based on an assessment of such data when compared to available Third Party audit data, sampling data (if applicable) or other relevant data, relating to the other Party's Detailing of Enbrel, then the Party shall so advise the other Party of such concern, and promptly thereafter the representatives of both Parties shall consider in good faith whether the number of Details reflected by the other Party's internal Detailing report data are accurate, and if not, whether an adjustment to the number of Details of Enbrel performed by the other Party for such Calendar Quarter is appropriate.

          (b) If such representatives referred to in Section 9.2(a) above are unable to resolve the matter, either Party may, by notice to the other Party, have the dispute referred to the President of Wyeth-Ayerst and Immunex's Executive Vice President for Sales and Marketing, or their designees with decision making authority, for attempted resolution by good faith negotiations for a period of not more than thirty (30) days after such notice is received or such other period of time as may be mutually agreed upon by the Parties to determine whether an adjustment to the number of a Party's Details for Enbrel in such Calendar Quarter is appropriate.

          (c) If the Parties are unable to resolve the matter after such negotiation as provided in Section 9.2(b) above, then such dispute regarding the number of Details for Enbrel in such Calendar Quarter by such other Party shall be referred for final resolution to an independent market research firm or other expert mutually acceptable to the Parties. The fees that such market research firm or other expert shall be paid in connection with such resolution shall be split equally between Wyeth-Ayerst and Immunex. The settlement of such dispute by such market research firm or other expert shall be binding upon the Parties, and shall be to the exclusion of any court of law with respect to proceedings based solely on such dispute (it being understood that such matter is not within the EMC's purview and therefore not subject to Section 3.4 hereof). The Parties expressly recognize that Third Party audits of Details conducted hereunder do not accurately reflect actual Details conducted hereunder, and that for purposes of determining any potential shortfall in Details conducted hereunder, if the ratio of Third Party audits of Details conducted hereunder to internal Detail reports by such other Party is within the range then existing for other comparably promoted products by such other Party, then the internal Details report of the other Party shall be deemed to be accurate by the Parties.

     9.3  Shortfalls. In the event that either Party, during any two (2)
          ----------
consecutive Calendar Quarters, provides less than [*] of the Quarterly Minimum Number of Details required of such Party during such Calendar Quarters or less than [*] of the Quarterly Minimum Number of Primary Details required of such Party during such Calendar Quarters, the EMC may either (i) forgive such Party's failure to provide the Quarterly Minimum Number of Details and/or the Quarterly Minimum Number of Primary Details for the applicable Calendar Quarters or (ii) or require such Party in a subsequent Calendar Quarter, to provide a number of Details in excess of such Party's Quarterly Target Number of Details and/or a number of Primary Details in excess of such Party's Quarterly Target Number of Primary Details, in each case, such excess number of Details or Primary Details being no more than the number of Details or Primary Details constituting the shortfall (i.e. [*] of the Quarterly Minimum Number of Details or the Quarterly Minimum Number of Primary Details, as applicable, less the number of Details or Primary Details, as applicable, actually provided during the Calendar Quarters in question. If the EMC requires a Party to provide such excess Details or Primary Details and such Party fails to provide such excess Details or Primary Details, the allocation of Sales Force Costs among the Parties for the Calendar Quarters in question shall be adjusted to account for the shortfall, with the Party responsible for the shortfall bearing a proportionately higher portion of the Sales Force Costs for such Calendar Quarters pursuant to Section 6.1 above. For example, if total Sales Force Costs during the two Calendar Quarters in question were [*] and a Party provided only [*] of the Quarterly Minimum Number of Details for each of such Calendar Quarters (assuming the other Party fulfilled its detailing requirements for such Calendar Quarters), the Sales Force Costs for such Calendar Quarter would be adjusted such that such Party would be responsible for [*] (or [*] of the total Sales Force Costs) for such Calendar Quarters.

     [*] Confidential Treatment Requested.

                                  ARTICLE 10.
                            NEW INDICATION EXPENSES
                            -----------------------

     10.1 Reimbursement of New Indication Expenses. Wyeth-Ayerst shall reimburse
          ----------------------------------------
Immunex for [*] of all New Indication Expenses, except to the extent such New Indication Expenses have already been paid for or otherwise shared by Wyeth-Ayerst under the cost sharing provisions of the TNFR Agreement. Wyeth-Ayerst shall make the following nonrefundable payments according to the schedule set forth below within thirty (30) days after receipt of an invoice from Immunex detailing such New Indication Expenses:

          (a) [*] of such New Indication Expenses shall be due upon BLA filing of each New Indication with the FDA, or NDS filing of each New Indication with the HPB, as applicable, which filing is accepted for review by the FDA or HPB, as applicable; and

          (b) the remaining [*] of such New Indication Expenses shall be due upon FDA or HPB approval of such New Indication, as applicable.

     10.2 New Indication Expenses in Canada. Wyeth-Ayerst's payments for New
          ---------------------------------
Indication Expenses under Section 10.1 above for New Indications filed or approved in Canada prior to the time that such New Indications have been filed or approved in the U.S. shall be limited to [*] of the amounts otherwise payable by Wyeth-Ayerst under Section 10.1 above with respect to such payments, with the balance of such amounts payable upon filing and approval in the U.S., subject to Section 10.3 below.

     10.3 Oncology New Indication Expenses. Notwithstanding anything herein to
          --------------------------------
the contrary, Wyeth-Ayerst's obligations under Section 10.1(a) and (b) above shall apply with respect to oncology New Indications only if at the respective times for payment, oncology indications have theretofore been added to this Agreement pursuant to Section 5.2 hereof; provided, however, that, notwithstanding Section 10.2 above, if at the time for any such payment oncology indications have been added to this Agreement pursuant to Section 5.2 hereof with respect only to the U.S. or Canada, but not both, then Wyeth-Ayerst's payments for oncology New Indication Expenses under Section 10.1 above shall be limited to [*] (U.S. only) or [*] (Canada only), respectively, of the amounts otherwise payable by Wyeth-Ayerst thereunder.

                                  ARTICLE 11.
                                    PATENTS
                                    -------

     11.1 Patent Expenses and Damages.
          ---------------------------

          (a) From the Effective Date through the end of the Promotion Term, but only with respect to the Territory, Immunex shall pay [*] and Wyeth-Ayerst shall pay [*] of the following amounts:

              (1) any and all approved up-front payments and expenses associated with obtaining patent or technology licenses from Third Parties that are necessary or desirable in order to manufacture, import, use, sell or distribute Enbrel;

     [*] Confidential Treatment Requested.

              (2) any and all approved patent litigation and interference expenses (including reasonable attorneys' fees) that are incurred with respect to any Immunex Patent;

              (3) any and all approved patent litigation and interference expenses (including reasonable attorneys' fees) that are incurred with respect to any Third Party patent or patent application that is alleged to claim Enbrel, or the manufacture, use or importation of Enbrel; and

              (4) [*] any approved amounts paid in settlement of patent litigation, damages or other monetary relief related to patent litigation referred to in Section 11.1(a)(2) and (3) above.

     11.2 [*]

     11.3 [*]

     11.4 Infringement.
          ------------

          (a) In the event that there is infringement on a substantial commercial scale by a Third Party of any Immunex Patent(s), the Party first receiving notification thereof shall notify the other Party in writing to that effect, including with such written notice evidence establishing a prima facie case of such infringement by such Third Party. Immunex shall, at its sole discretion, have the first right to enforce or protect the Immunex Patent(s) against any Third Party infringer. If Immunex has not taken action to enforce such Immunex Patent(s) within one hundred twenty (120) days following receipt of notice from Wyeth-Ayerst of such infringement, Wyeth-Ayerst shall have the tight to enforce the Immunex Patent(s) as provided in Section 11.4(b) hereof. Wyeth-Ayerst shall cooperate with Immunex in any litigation to enforce such Immunex Patent(s), and shall have the right to consult with Immunex and be represented by its own counsel at its own expense.

          (b) In addition, Wyeth-Ayerst shall have the right after such one hundred twenty (120) day notice period, but not the obligation, to bring suit against such Third Party infringer and join Immunex as a party-plaintiff. Immunex shall cooperate with Wyeth-Ayerst in any such suit brought by Wyeth-Ayerst against a Third Party infringer, and shall have the right to consult with Wyeth-Ayerst and to participate in and be represented by independent counsel in such suit at its own expense. Neither Party shall incur any liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding an Immunex Patent invalid or unenforceable.

          (c) If either Party is charged with infringement or other violation of the intellectual property rights of any Third Party, the Party who is so charged shall defend itself with counsel of its own choosing. The other Party shall have the right to consult with the Party so charged, and the Parties shall otherwise cooperate in all reasonable respects in defending any such suit, including the joining of suit if necessary or desirable. If both Parties are charged or otherwise named co-defendants in any such suit, they shall select mutually acceptable counsel to

     [*] Confidential Treatment Requested.

represent them jointly. Immunex shall control the defense and settlement of such suit, it being understood that the Parties shall at all times endeavor to cooperate and develop a consensus on the strategy and management of such defense, including the selection of appropriate counsel. In any defense of suit hereunder, each Party shall have the right to be represented by independent counsel at its own expense. Neither Party shall settle or compromise any suit without the consent of the other Party, which consent shall not be unreasonably withheld, delayed, or conditioned by the other Party.

     11.5 Patent Damages and Other Monies Received. Any damages or other monies
          ----------------------------------------
received from Third Parties as a result of an award or settlement arising out of litigation or any other transaction covered by this Article 11 shall be shared [*] by Immunex and [*] by Wyeth-Ayerst.

     11.6 [*]

                                  ARTICLE 12.
                             COMPETITIVE PRODUCTS
                             --------------------

     12.1 Competitive Products. From the Effective Date through [*], if Wyeth-
          --------------------
Ayerst or its Affiliates sell, detail, market, promote or otherwise distribute any Competitive Product in the Territory, the following provisions shall apply.

          (a) Notice. Wyeth-Ayerst shall give Immunex at least one hundred
              ------
eighty (180) days' prior written notice of Wyeth-Ayerst's intent to sell, detail, market, promote or otherwise distribute any product which Wyeth-Ayerst believes could become a Competitive Product in the Territory, except where giving such notice is not feasible (e.g., where a Competitive Product is
                                    ----
acquired by Wyeth-Ayerst through acquisition, in which case such written notice shall be given promptly after such acquisition is closed).

          (b) Negotiations; Reacquisition Option. Once a product has become a
              ----------------------------------
Competitive Product, and Immunex provides written notice thereof to Wyeth-Ayerst, the Parties shall attempt in good faith to either (1) establish mutually acceptable financial terms for Immunex to co-promote such Competitive Product in the Territory, or for some other commercial relationship such as royalties to Immunex upon sales of such Competitive Product in the Territory or
(2) negotiate an adjustment to the Enbrel Gross Profits Allocation Schedule and other applicable terms in this Agreement. If the Parties are unable to establish mutually acceptable terms under options (1) or (2) above within ninety (90) days following such Immunex notice, as such time period may be extended by mutual agreement, Immunex shall have the option, exercisable at its sole discretion, to reacquire all marketing rights to Enbrel in the Territory and simultaneously terminate this Agreement pursuant to Section 19.4(d) hereof upon providing Wyeth-Ayerst at least one hundred twenty (120) days' prior written notice.

     [*] Confidential Treatment Requested.

          (c) Purchase Price for Reacquisition of Marketing Rights. If Immunex
              ----------------------------------------------------
elects to exercise its option to reacquire all marketing rights to Enbrel in the Territory under the circumstances specified in Section 12.1(b) above, Immunex shall pay Wyeth-Ayerst in [*] installments, each in an amount [*], the first such payment to be due upon the expiration of the notice period given by Immunex to Wyeth-Ayerst under Section 12.1(b) above if Immunex reacquires such marketing rights.

          (d) Residual Royalties. In the event that Immunex reacquires marketing
              ------------------
rights to Enbrel as set forth in Section 12.1(c) above, Immunex shall pay Wyeth-Ayerst in accordance with Section 8.3(c) hereof the following residual royalties based on Net Sales of Enbrel in the Territory for the applicable Post-Detailing Contract Year(s) according to the following schedule, depending on the U.S. Contract Year in which Immunex reacquires such marketing rights:

              (1) The first three (3) U.S. Contract Years; royalties of [*] for the first Post-Detailing Contract Year;

              (2) The fourth through the sixth U.S. Contract Years; royalties of [*] in the first Post-Detailing Contract Year and [*] in the second Post Detailing Contract Year; and

              (3) After the sixth U.S. Contract Year; royalties of [*] in the first Post-Detailing Contract Year, [*] in the second Post-Detailing Contract Year, and [*] in the third Post-Detailing Contract Year.

          (e) As partial consideration for the residual royalties payable under
Section 12.1(d) above, for a period of [*] after expiration of the notice period given by Immunex to Wyeth-Ayerst under Section 12.1(b) above if Immunex reacquires marketing rights to Enbrel in the Territory, the primary Wyeth-Ayerst field sales force which had detailed Enbrel within the prior [*] in the Territory shall not sell, detail, market, promote or otherwise distribute any Acquired Competitive Product in the Territory.

          (f) In the event Wyeth-Ayerst materially breaches its obligations under Section 12.1(e) above during the [*] period referred to therein, Immunex may provide written notice thereof to Wyeth-Ayerst specifying in reasonable detail the nature of such breach. If such breach is not cured within [*] after such written notice, no amount shall be payable to Wyeth-Ayerst pursuant to
Section 12.1(d) hereof. The provisions of this Section 12.1(f) shall be Immunex's exclusive remedy for breach by Wyeth-Ayerst of Section 12.1(e) above.

                                  ARTICLE 13.
                            ACCOUNTING AND RECORDS
                            ----------------------

     13.1 True Accounts. Each Party to the extent applicable hereunder shall
          -------------
keep true accounts of Net Sales of Enbrel and Enbrel Gross Profits in the Territory, and each Party or its Affiliates, as applicable, shall keep true accounts of all sums payable under this Agreement in

     [*] Confidential Treatment Requested.

accordance with applicable generally accepted accounting principles, consistently applied. Immunex shall deliver to Wyeth-Ayerst within the time periods specified herein, a written account of Net Sales and Enbrel Gross Profits, as applicable, which are subject to residual royalties under Section
8.2 or 12.1(d) hereof or allocation under Section 8.1 hereof.

     13.2 Payments. With each accounting required by this Article 13, the
          --------
reporting Party and/or its Affiliates, as applicable, shall also provide to the other Party, without deduction except where expressly permitted by this Agreement, all payments due for the Calendar Quarter or other payment period for which the accounting is made.

     13.3 Access to Records. Each Party and/or its Affiliates, as applicable,
          -----------------
shall keep accurate records in sufficient detail to enable the amounts due to the other Party to be determined. Upon request, the reporting Party shall permit an independent, certified public accountant selected by the other Party, except one to whom the reporting Party has a reasonable objection, to have access, on reasonable advance notice and during regular business hours, to records necessary to determine the correctness of any report or payment made in respect to any payment period and obtain information as to any amount payable under this Agreement for any such period. Such examination shall be at the requesting Party's sole expense and shall not take place more than once each Calendar Year. These rights with respect to any Calendar Year shall terminate two (2) years after the end of any such Calendar Year.

     13.4 New Indication Expenses. Immunex shall keep true and detailed accounts
          -----------------------
of all New Indication Expenses under Article 10 hereof. From the Effective Date through the end of the Promotion Term and for one (1) year thereafter, at Wyeth-Ayerst's sole expense and no more than once per Calendar Year, Immunex shall permit an audit of such accounts by an independent, certified public accountant. Such accountant shall be selected by Wyeth-Ayerst but shall be one to whom Immunex has no reasonable objection, and shall be given access, on reasonable advance notice and during regular business hours, to the records necessary to determine the correctness of Immunex's invoices for New Indication Expenses pursuant to Section 10.1 hereof. These rights with respect to any Calendar Year shall terminate two (2) years after the end of any such Calendar Year. In the event that any such audit shows any overreporting on Immunex's invoices with respect to New Indication Expenses in excess of ten percent (10%) in any Calendar Year, then Immunex shall pay the cost of such audit, together with the amount of any Wyeth-Ayerst overpayment of New Indication Expenses related to such audit.

     13.5 Confidentiality of Records. Each Party agrees that any independent,
          --------------------------
certified public accountant given access to the other Party's records under this
Article 13 shall be subject to an obligation to maintain any information reviewed during such inspection, including, but not limited to, any written accounts provided by Immunex under Section 13.1 hereof, in strict confidence. In addition, each Party agrees that any of the other Party's records reviewed under this Article 13 shall be considered the other Party's Confidential Information under Section 16.1 hereof.

                                   ARTICLE 14.
                                    CURRENCY
                                    --------

     14.1 U.S. Dollars. All payments to be made under this Agreement shall be
          ------------
made in U.S. Dollars by bank wire transfer in immediately available funds to a bank account designated from time to time by the Party receiving the funds.

                                   ARTICLE 15.
                                   TRADEMARKS
                                   ----------

     15.1 Required Use and Compliance. Each Party shall Promote Enbrel only
          ---------------------------
under the Trademarks. Neither Party shall use any Trademarks other than those listed in Schedule A hereto in Promoting Enbrel without the approval of the EMC.
          ----------

     15.2 Validity of Trademarks. Each Party acknowledges the validity of the
          ----------------------
other Party's right, title and interest in and to its Trademarks and shall not have, assert or acquire any right, title or interest in or to any of such other Party's Trademarks, except as otherwise explicitly provided in this Agreement.

     15.3 Use of Trademarks. In connection with the subject matter hereof, each
          -----------------
Party shall use the other Party's Trademarks only in the manner directed in writing by such other Party and shall not use any such Trademark in connection with any goods or products other than Enbrel, notwithstanding that such goods or products are dissimilar to Enbrel or have a different use. Each Party shall use the other Party's Trademarks only to the extent authorized herein.

     15.4 Notice of Infringement.
          ----------------------

          (a) Each Party shall give the other Party notice of any infringement or threatened infringement of any of such other Party's Trademarks used in connection with Enbrel. Each Party shall determine in its sole discretion what action, if any, to take in response to the infringement or threatened infringement of that Party's Trademark, other than the primary brand Trademark(s). The Parties initially intend that ENBREL shall be the primary brand Trademark. In the event that one Party chooses to take enforcement action in response to the infringement or threatened infringement of its Trademark, the other Party shall reasonably cooperate in such enforcement; provided, however, the enforcing Party shall reimburse the other Party for reasonable expenses incurred by the other Partly that are related to such enforcement.

          (b) As to the primary brand Trademark(s) only, if the Party owning such a Trademark fails to take enforcement action within one hundred twenty
(120) days following notice thereof in response to the infringement or threatened infringement of its Trademark, the other Party shall have the right, in its sole discretion, to conduct litigation or other enforcement proceedings at its own expense, naming the Trademark owner as a party plaintiff. In such event, the Trademark owner shall reasonably cooperate in such enforcement; provided, however, the enforcing Party shall reimburse the other Party for reasonable expenses incurred by the other Party that are related to such enforcement.

          (c) The Parties shall cooperate in good faith with respect to all Trademark enforcement actions hereunder, and each Party shall notify the other Party promptly of all substantive developments with respect to such Trademark enforcement actions, including, but not limited to, all material filings, court papers and other related documents. Each Party shall consider the timely given, reasonable comments and advice of the other Party with respect to the strategy employed and submissions made relative to any Trademark enforcement actions. The Party enforcing such Trademark action shall retain for its own account any damages or other monetary relief obtained in connection therewith.



                                   ARTICLE 16.
                            CONFIDENTIAL INFORMATION
                            ------------------------

          16.1 Confidentiality Obligations. Each Party agrees on behalf of
               ---------------------------
itself, its employees and agents that from the Effective Date through the end of the Promotion Term, and for a period of five (5) years thereafter, such Party shall not use or disclose (except as contemplated herein) Confidential Information of the other Party to any Third Party without the other Party's prior written consent. "Confidential Information" shall mean any information
                        ------------------------
disclosed by one Party ("Disclosing Party") to the other Party ("Receiving
                         ----------------                        ---------
Party") and designated as "CONFIDENTIAL" in writing at the time of any written
-----
disclosure, or, in the event of oral disclosure or disclosure by demonstration, identified in writing as "CONFIDENTIAL" no later than thirty (30) days after such oral disclosure or disclosure by demonstration, except for:

               (a) information which was already known by the Receiving Party at the time of its disclosure hereunder, as evidenced by its written records;

               (b) information disclosed to the Receiving Party by a Third Party lawfully in possession of such information and not under any obligation of nondisclosure to the Disclosing Party in respect thereof; or

               (c) information which at the time of disclosure is or subsequently becomes patented, published or otherwise part of the public domain except by breach of this Agreement by the Receiving Party.

               (d) information independently developed by the Receiving Party without the use of Disclosing Party's Confidential Information.

          16.2 Disclosure to Affiliates. Notwithstanding the foregoing
               ------------------------
restrictions on confidentiality and use, either Party may disclose any Confidential Information which is disclosed to it hereunder by the other Party (or such other Party's Affiliates) to any of its Affiliates which agree in writing to be bound by the terms hereof or, in lieu thereof, such disclosures may be made to such Affiliates directly by the other Party or its Affiliates.

          16.3 Rights to Disclose Confidential Information. Subject to
               -------------------------------------------
Sections 20.1 and 20.2 hereof, each Party shall be free to disclose and use Confidential Information in any manner that reasonably advances the research, development, manufacturing, marketing and/or sale of Enbrel. Nothing herein shall limit either Party's disclosure or use of any of its Confidential Information in which the other Party does not have an ownership interest or that is not exclusively licensed to the other Party.

          16.4 Procedures. Specific procedures with respect to the
               ----------
Confidentiality Obligations of the Parties are set forth in Exhibit 1 attached hereto.

          16.5 Return of Confidential Information. Subject to a Party's rights
               ----------------------------------
set forth herein, and upon termination or expiration of this Agreement as set forth in Article 19 hereof, the Receiving Party shall promptly return to the Disclosing Party all Confidential Information that the Receiving Party has received from the Disclosing Party hereunder, all copies thereof, and to the extent reasonably practicable, all notes that may have been made regarding such Confidential Information. The Receiving Party may retain one (1) copy of each item of Confidential Information and notes regarding the same, provided that such copy shall be retained and used solely for compliance purposes and shall be held in the Receiving Party's confidential files.

                                  ARTICLE 17.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each Party hereby represents and warrants to the other Party as follows:

          17.1 General Representations and Warranties. Such Party (a) is a
               --------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party's ability to perform its obligations under this Agreement.

          17.2 Agreement-related Representations and Warranties. Such Party (a)
               ------------------------------------------------
has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

          17.3 Consents. All necessary consents, approvals and authorizations of
               --------
all governmental authorities and other persons required to be obtained by such Party in connection with the execution, delivery aid performance of this Agreement have been and shall be obtained.


          17.4 No Conflict. Notwithstanding anything to the contrary in this
               -----------
Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

                                   ARTICLE 18.
                                   INDEMNITIES
                                   -----------

          18.1 Indemnification by Immunex. Except as set forth in Section 18.2
               --------------------------
hereof, and except to the extent caused by Wyeth-Ayerst's negligent or more culpable acts or omissions,

Immunex shall indemnify, defend and hold Wyeth-Ayerst harmless from and against any liabilities, damages, costs or expenses, including reasonable attorneys' fees (collectively, the "Liabilities"), (a) which arise out of, relate to or
                         -----------
result from the breach by Immunex of any of its representations, warranties or covenants contained within this Agreement,(b) are attributable to statements or representations by Immunex, its employees, or its agents, that are inconsistent with, or contrary to, Enbrel Labeling or Enbrel Promotional Materials, or (c) in the case of any trademark infringement claim, lawsuit or other action, result solely from Wyeth-Ayerst's proper use of Immunex Trademarks in accordance with the terms of this Agreement.

          18.2 Indemnification by Wyeth-Ayerst. Except as set forth in Section
               -------------------------------
18.1 hereof, and except to the extent caused by Immunex's negligent or more culpable acts or omissions, Wyeth-Ayerst shall indemnify, defend and hold Immunex harmless from and against any Liabilities which arise from any claim, lawsuit or other action to the extant such Liabilities (a) arise out of, relate to or result from the breach by Wyeth-Ayerst of any of its representations, warranties or covenants contained within this Agreement, (b) are attributable to statements or representations by Wyeth-Ayerst, its employees, or its agents, that are inconsistent with, or contrary to, Enbrel Labeling, (c) are attributable to statements or representations by Wyeth-Ayerst, its employees, or its agents, that arise out of, result from or are contained in the Enbrel Promotional Materials, or (d) in the case of any trademark infringement claim, lawsuit or other action, result solely from Immunex's proper use of Wyeth-Ayerst's Trademarks in accordance with the terms of this Agreement.

          18.3 Indemnification Procedures. A Party (the "Indemnitee") which
               --------------------------                ----------
intends to claim indemnification under Section 18.1 or 18.2 hereof shall promptly notify the other Party (the "Indemnitor") in writing of any claim,
                                      ----------
lawsuit or other action in respect of which the Indemnitee or any of its directors, officers, employees, agents and Affiliates intend to claim such indemnification. The Indemnitee shall permit, and shall cause its directors, officers, employees, agents and Affiliates to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its directors, officers, employees, agents and Affiliates shall cooperate fully with the Indemnitor and its legal representatives in the investigation, and defense of any claim, lawsuit or other action covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

          18.4 Product Liabilities. Any liabilities, damages, costs of expenses,
               -------------------
including reasonable attorneys' fees (collectively, the "Product Liabilities")
                                                         -------------------
which arise from any claim, lawsuit or other action by a Third Party caused by the manufacture, use or sale of Enbrel in the Territory, including, but not limited to, a claim, lawsuit, or other action related to the death of or injury to a Third Party, shall be paid [*] by Immunex and [*] by Wyeth-Ayerst, provided, however, that [*].

     [*] Confidential Treatment Requested.

                                  ARTICLE 19.
                    PROMOTION TERM; TERMINATION OF AGREEMENT
                    ----------------------------------------

          19.1 Promotion Term. The Promotion Term shall commence upon the first
               --------------
Market Launch and, subject to the provisions in this Article 19, shall continue until the end of the [*] U.S. Contract Year.

          19.2 Discussion of Extension of Promotion Term. Promptly after the
               -----------------------------------------
expiration of the [*] U.S. Contract Year, the Parties shall commence good faith discussions with respect to an extension of the Promotion Term for such period and on terms and conditions as may be mutually agreed upon by the Parties.

          19.3 Extension of Promotion Term for New Indications.
               -----------------------------------------------

               (a) For the first New Indication approved by the FDA within the last five (5) years of the initial Promotion Term, the Promotion Term shall automatically be extended for a period of time sufficient to allow Wyeth-Ayerst not less than [*] of Detailing under this Agreement from the date of Wyeth-Ayerst's commencement of Detailing for such New Indication, provided, however, that if Wyeth-Ayerst does not commence such Detailing within [*] after such FDA approval, the [*] of additional Detailing hereunder shall be deemed to commence from the expiration of such [*] period.

               (b) For the second New Indication approved by the FDA within the last five (5) years of the initial Promotion Term, the Promotion Term shall automatically be extended for a period of time sufficient to allow Wyeth-Ayerst not less than [*] of Detailing under this Agreement from the date of Wyeth-Ayerst's commencement of Detailing for such New Indication, provided, however, that if Wyeth-Ayerst does not commence such Detailing within [*] after such FDA approval, the [*] of additional Detailing hereunder shall be deemed to commence from the expiration of such [*] period.

               (c) For the third and any subsequent New Indications approved by the FDA within the last five (5) years of the initial Promotion Term, the Promotion Term shall automatically be extended for a period of time sufficient to allow Wyeth-Ayerst not less than [*] of Detailing under this Agreement from the date of Wyeth-Ayerst's commencement of Detailing for such New Indication, provided, however, that if Wyeth-Ayerst does not commence such Detailing within [*] after such FDA approval, the [*] of additional Detailing hereunder shall be deemed to commence from the expiration of such [*] period.

               (d) In no event shall the Promotion Term extend beyond [*] from the first Market Launch.

               (e) For any New Indication approved after the [*] U.S. Contract Year (if the Promotion Term has been extended for such period), Wyeth-Ayerst shall have the election to Promote and Detail such New Indication for the remaining Promotion Term under the terms of this Agreement. If Wyeth-Ayerst elects not to Promote and Detail such New Indication for the

     [*] Confidential Treatment Requested.

remaining Promotion Term, Immunex shall refund to Wyeth-Ayerst the previously paid New Indication Expenses attributable to such New Indication. In addition, if Wyeth-Ayerst elects not to Promote and Detail such New Indication for the remaining Promotion Term, Immunex shall receive one hundred percent (100%) of Enbrel Gross Profits in the Territory attributable to sales of Enbrel for such New Indication, as measured by generally recognized Third Party audits.

               (f) Wyeth-Ayerst shall be reimbursed the [*] New Indication Expenses payment made to Immunex under Section 10.1(a) hereof with respect to a New Indication in the event that such New Indication(s) is not approved within the Promotion Term.

          19.4 Termination. This Agreement may be terminated prior to the period
               -----------
set forth in Section 19.1, 19.2 or 19.3 hereof as follows:

               (a) This Agreement may be terminated by either Party upon written notice thereof in the event of a material breach by the other Party which is not cured within sixty (60) days from written notice to the breaching Party specifying in reasonable detail the nature of such breach or longer if the breaching Party delivers a certificate that such material breach is not reasonably capable of being cured within sixty (60) days and that the breaching Party is working diligently to cure such breach, but in no event shall the time for curing such breach exceed an additional sixty (60) days (except under Section 19.4(e) below).

               (b) This Agreement may be terminated at any time upon mutual written agreement between the Parties signed by an executive officer of each Party.

               (c) This Agreement may be terminated by either Party upon at least thirty (30) days' prior written notice to the other Party upon the irrevocable withdrawal of Enbrel from each country in the Territory based upon a good faith determination by Immunex.

               (d) This Agreement may be terminated by Immunex upon at least one hundred twenty (120) days' prior written notice to Wyeth-Ayerst if Immunex elects to reacquire its marketing rights to Enbrel in the Territory under the circumstances specified in Section 12.1(b) hereof.

               (e) This Agreement may be terminated by Immunex upon at least one hundred twenty (120) days' prior written notice to Wyeth-Ayerst if Wyeth-Ayerst's Details or Primary Details in any Calendar Year on an aggregate basis in the Territory are less than [*] of the Annual Target Number of Details or Annual Target Number of Primary Details applicable for such Calendar Year in the Territory, provided that Wyeth-Ayerst shall have the opportunity to cure within the first [*] of the subsequent Calendar Year (such [*] to commence upon receipt of notice from Immunex of a default which if uncured, would give rise to a right to terminate under this Section 19.4(e)) by conducting the Annual Shortfall Details in addition to its other required Details during such [*] period.

               (f) This Agreement may be terminated by Wyeth-Ayerst upon at least one (1) year's prior written notice to Immunex at any time after the third anniversary of the commencement of the first U.S. Contract Year.

     [*] Confidential Treatment Requested.

               (g) [*]

               (h) This Agreement may be terminated by either Party upon at least sixty (60) days' prior written notice thereof if the other Party becomes insolvent, makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party, or has a receiver or trustee appointed for all or substantially all of its property, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

          19.5 Consequences of Termination; Survival.
               -------------------------------------

               (a) In the event of termination of this Agreement pursuant to any subsection of Section 19.4 hereof, Wyeth-Ayerst's share of Enbrel Gross Profits payable pursuant to Section 8.1 hereof shall be made only with respect to Net Sales of Enbrel generated prior to the effective date of such termination.

               (b) In the event of termination of this Agreement by Immunex pursuant to Section 19.4(a), (d), (e), or (h), or by Wyeth-Ayerst pursuant to
Section 19.4(f) or (g), or by either Party pursuant to Section 19.4(b), no amount shall be payable to Wyeth-Ayerst pursuant to Section 8.2 hereof.

               (c) Any termination of this Agreement by Immunex pursuant to
Section 19.4(d) shall not affect Wyeth-Ayerst's obligations under Section 12.1 hereof, provided Immunex continues to pay Wyeth-Ayerst the amounts payable pursuant to Section 12.1(d) in a timely manner as prescribed in Section 8.3(c) hereof.

               (d) Except as set forth herein, any termination, cancellation or expiration of this Agreement shall not relieve either Party of any obligation which has accrued prior to the date of such termination, cancellation or expiration including, but not limited to, such Party's obligations under Sections 5.7, 8.2, 11.1, 11.3, 12.1(c)-(f), 19.4(g), and 19.5 hereof, and
Articles 13, 16 and 18 hereof, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, indefinitely.

                                  ARTICLE 20.
                           PUBLICATIONS; USE OF NAMES
                           --------------------------

          20.1 Publications. Except for such disclosure as is deemed necessary,
               ------------
in the reasonable judgment of the responsible Party, to comply with federal or state laws or regulations (including, without limitation, federal and state securities laws), no announcement, news release, public statement, publication or presentation relating to the existence of this Agreement, the subject matter herein, or either Party's performance hereunder (collectively, a "Publication")
                                                                  -----------
shall be made without the other Party's prior approval. Each Party agrees to submit such Publication it proposes to make to the other Party for purposes of such other Party's review and

     [*] Confidential Treatment Requested.

comment. Any such disclosure will not contain confidential business or technical information of the other Party, unless if disclosure of such confidential business or technical information is required by law or regulation, in which case the disclosing Party will redact if permissible by such law or regulation, or otherwise make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed by requirement of such law or regulation. Except as otherwise required by such law or regulation, the Party whose press release has been submitted for approval shall consider in good faith the removal of any information the reviewing Party reasonably deems to be inappropriate for disclosure. Each Party further agrees to respond as promptly as reasonably practicable but, in any event, within fifteen (15) days following receipt from the other Party of such proposed Publication, and likewise agrees that it shall not unreasonably withhold approval of such Publication.

          20.2 Use of Names. Except as expressly provided for in Articles 7 and
               ------------
15 hereof, in connection with the subject matter hereof, neither Party shall, without the prior written consent of the other Party: (a) use in advertising, publicity, promotional premiums or otherwise, excluding internal communications, any Trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other Party or (b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party.

                                  ARTICLE 21.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

          21.1 Legal Compliance. Each Party shall comply in all material
               ----------------
respects with all laws, rules and regulations applicable to the conduct of its business in the Territory pursuant to this Agreement including, but not limited to, the applicable requirements under the FD&C Act and the PHS Act.

          21.2 Force Majeure. No failure or omission by the Parties in the
               -------------
performance of any obligation under this Agreement shall be deemed a breach hereof or create any liability if the same arises from any cause beyond the control of the Parties including, but not limited to, the following: act of God; acts or omissions of any government; any rule, regulation or order issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; or strike, lockout or other work stoppage; provided that the affected Party gives prompt written notice of the force majeure to the other Party, and such failure or omission is cured as soon as is practicable after the occurrence of the force majeure.

          21.3 Assignment. Neither Party may assign its interest under this
               ----------
Agreement without the prior written consent of the other Party, provided, however, that either Party may assign its rights and obligations under this Agreement, without the prior written consent of the other Party, to a successor of the assigning Party's business by reason of merger, sale of all or substantially all of its assets or other form of acquisition, provided that such successor agrees in writing to be bound by this Agreement. In addition, Immunex may assign all or any part of its rights and obligations hereunder to a wholly-owned Affiliate of Immunex, so long as Immunex unconditionally guarantees the obligations of such Affiliate. Such consent to the assignment of this Agreement shall not be unreasonably withheld. Any purported assignment without a required consent shall be void.

          21.4 Headings. All headings are for reference purposes only and shall
               --------
not in any way affect the meaning or interpretation of this Agreement.

          21.5 Notices. Unless otherwise specified herein, all notices required
               -------
or permitted to be given under this Agreement shall be in writing and shall be sent by registered or certified mail (return receipt requested), or by overnight courier service, postage prepaid in each case, or by facsimile (and promptly confirmed by such registered or certified mail or overnight courier service) to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party. The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

     If to Immunex:

              Immunex Corporation
              51 University Street
              Seattle, Washington 98101
              Attention:        General Counsel
              Facsimile No.:    (206) 233-0644

     Copy to:

              Amgen Inc.
              One Amgen Center Drive
              Thousand Oaks, CA 91320-1799
              Attention:        Senior Vice President and General Counsel
              Facsimile No.:    (805) 373-6663

     If to Wyeth-Ayerst:

              Wyeth-Ayerst Laboratories
              Division of American Home Products Corporation
              555 East Lancaster
              St. Davids, Pennsylvania 19487
              Attention:        Senior Vice President, Global Business
                                Development
              Facsimile No.:    (610) 688-9498

     Copy to:

              American Home Products Corporation
              Five Giralda Farms
              Madison, New Jersey 07940
              Attention:        Office of the Senior Vice President and General
                                Counsel
              Facsimile No.:    (973) 660-7156

          21.6 Severance. If any provision of this Agreement is held to be
               ---------
invalid or unenforceable lay a court of competent jurisdiction, all other provisions shall continue in full force and effect.

          21.7 Waiver. Any term or condition of this Agreement may be waived or
               ------
qualified at any time by the Party entitled to the benefit thereof by a written instrument that specifically identifies this Agreement and the term or condition to be waived or qualified and is executed by a duly authorized officer of such Party. No delay or failure on the part of either Party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

          21.8 Entire Agreement. This Agreement, together with any Exhibits,
               ----------------
Attachments or Schedules attached hereto and expressly incorporated herein, and the other agreements referenced herein, including, without limitation, the MOUs, constitute the entire agreement between the Parties relative to the subject matter hereof and supersede all previous arrangements whether written or oral, concerning the subject matter hereof. Any amendment or modification to this Agreement shall be of no effect unless made in a writing that specifically references this Agreement and signed by both Parties.

          21.9 Governing Law. With the exception of patent matters which shall
               -------------
be governed by application of national patent laws, this Agreement shall be construed and the respective rights of the Parties determined in accordance with the laws of the State of New Jersey, without regard to conflicts of law, and of the United States.

          21.10 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          21.11 Amendment and Restatement. Subject to Section 21.12, this
                -------------------------
Amended and Restated Promotion Agreement amends and restates the Promotion Agreement dated September 25, 1997, in its entirety. Notwithstanding the amendment and restatement of the Promotion Agreement, each Party retains all rights and obligations under the Promotion Agreement which have accrued to it prior to the effective time of the Merger.

          21.12 Effectiveness of Amendment and Restatement. Amgen and AHPC agree
                ------------------------------------------
that they have executed this Agreement on December 16, 2001, that they shall take no action to revoke their execution of this Agreement, and that this Agreement will become effective at the effective time of the Merger unless, and only unless, the Merger Agreement is terminated in accordance with its terms. Upon the effective time of the Merger, Amgen shall take all action necessary to cause Immunex to deliver a counterpart signature page to this Amended and Restated Promotion Agreement. No further action will be required at that time by any other Party to this Agreement to effectuate the addition of Immunex as a signatory hereto. Amgen and AHPC agree that this Section 21.12 shall be binding between them on and after December 16, 2001, notwithstanding the fact that Immunex will not execute this Agreement until the effective time of the Merger. The Parties each agree that the fact that Immunex did not execute this Agreement until the effective time of the Merger in no way affects the validity or enforceability of this Agreement or any provision of this Agreement among or between the Parties at or after the effective time of the Merger and hereby waive any and all defenses to enforcement they may have as a result.

          21.13 Affiliate Status. On and after the effective time of the Merger,
                ----------------
Amgen and its Affiliates shall be deemed to be an Affiliate of Immunex, and Amgen agrees that it shall have and will assume all obligations of Immunex and its Affiliates hereunder.

                         Signatures follow on next page

     IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have caused their duly authorized representatives to execute this Agreement.

AMERICAN HOME PRODUCTS CORPORATION        AMGEN INC.

By:    /s/ Kenneth Martin                 By:    /s/ Kevin W. Sharer
    --------------------------                --------------------------

Name:  Kenneth Martin                     Name:  Kevin W. Sharer


Title: Senior Vice President        Title: Chairman of the Board, CEO and
       and Chief Financial Officer         President

Date:  December 16, 2001                  Date:  December 16, 2001

          [SIGNATURE PAGE - AMENDED AND RESTATED PROMOTION AGREEMENT]